SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6021	56-0906609
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
(704) 386-7484
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy J. Mayopoulos
Executive Vice President and General Counsel
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
(704) 386-7484
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Boyd C. Campbell, Jr. Helms Mulliss & Wicker, PLLC 201 North Tryon Street Charlotte, North Carolina 28202	James R. Tanenbaum Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate	Amount of
Title of Each Class of	Amount to be	Price Per	Offering	Registration
Securities to be Registered	Registered	Security(1)	Price(1)	Fee
5.42% Subordinated Notes, due March 15, 2017	$1,669,400,000	100%	$1,669,400,000	$51,251
5.49% Subordinated Notes, due March 15, 2019	$508,200,000	100%	$508,200,000	$15,602
Total	$2,177,600,000	100%	$2,177,600,000	$66,853

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2007

Offers to Exchange

We are offering, on the terms and subject to the conditions described in this prospectus, to exchange all of our outstanding 5.42% Subordinated Notes due March 15, 2017, which we refer to as the “old 2017 notes,” and all of our outstanding 5.49% Subordinated Notes due March 15, 2019, which we refer to as the “old 2019 notes.” In this prospectus, we refer to the old 2017 Notes and the old 2019 Notes collectively as the “old notes.” The old notes were issued on December 19, 2006 in a transaction that was exempt from registration under the Securities Act of 1933, as amended, which we refer to as the “Securities Act.” These offers are collectively referred to as the “exchange offers.”

The old 2017 notes will be exchanged for new 5.42% Subordinated Notes due March 15, 2017, which we refer to as the “new 2017 notes,” and the old 2019 notes will be exchanged for new 5.49% Subordinated Notes due March 15, 2019, which we refer to as the “new 2019 Notes.” In this prospectus, we refer to the new 2017 notes and the new 2019 notes collectively as the “new notes.” The terms of each series of the new notes are substantially identical to the terms of the corresponding series of old notes, except that the new notes have been registered under the Securities Act and, therefore, generally will be freely tradable, will bear a different CUSIP number than the old notes and will not entitle holders to registration rights.

•	The exchange offers will expire at 5:00 p.m., New York City time, on , 2007, unless extended by us, which we refer to as the “expiration date.”

•	All old notes validly tendered and not validly withdrawn in the exchange offers will be exchanged. For each old note validly tendered and not validly withdrawn in the exchange offers, the holder will receive a new note having a principal amount equal to that of the tendered old note.

•	Tenders of old notes may be withdrawn at any time before the expiration date of the exchange offers.

•	We will not receive any proceeds from the exchange offers.

•	The exchange of the old notes for the new notes in the exchange offers will not result in a taxable exchange for U.S. federal income tax purposes.

•	We do not intend to list the new notes on any securities exchange and there is no established public trading market for the new notes.

For a discussion of factors you should consider before you decide to participate in the exchange offers, see “Risk Factors” beginning on page 8.

The new notes are not savings accounts, deposits or other obligations of a bank. The new notes are not guaranteed by Bank of America, N.A. or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission, or the “SEC,” nor any state securities commission has approved or disapproved of the new notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated               , 2007

Each broker-dealer that receives new notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration of the exchange offers, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. See “Where You Can Find More Information.” We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any such information. Requests for such information should be directed to Bank of America Corporation, Corporate Treasury — Securities Administration, NC1-007-07-06, 100 North Tryon Street, Charlotte, North Carolina 28255, (866) 804-5241. To obtain timely delivery, you must request the information no later than five business days before the expiration of the exchange offers, or no later than          , 2007.

ii

ABOUT THIS PROSPECTUS

This prospectus describes the specific terms of the exchange offers and the new notes. You should rely only on the information included or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy the new notes in any jurisdiction in which that offer or solicitation is unlawful. The delivery of this prospectus, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Bank of America,” “we,” “us,” “our,” or similar references, mean Bank of America Corporation.

We have not taken any action to permit a public offering of the new notes outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the new notes and the distribution of this prospectus outside the United States.

iii

SUMMARY

The following is a summary of the material terms of the exchange offers and highlights selected information from this prospectus and is, therefore, qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all of the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the new notes and the exchange offers.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. We provide a diversified range of banking and nonbanking financial services and products in 30 states, the District of Columbia, and 44 foreign countries. We provide these services and products through three business segments: (1) Global Consumer and Small Business Banking, (2) Global Corporate and Investment Banking, and (3) Global Wealth and Investment Management. Our principal executive offices are located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, United States of America, and our telephone number is 1-866-804-5241. Additional information about us is available on our website at www.bankofamerica.com.

Regulatory Considerations

As a financial holding company and a bank holding company, we are supervised and regulated by The Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” In addition, our banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities, including the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, or the “FDIC,” the SEC and the National Association of Securities Dealers. For a discussion of the material elements of the extensive regulatory framework applicable to financial holding companies, bank holding companies, and banks, as well as specific information about us and our subsidiaries, please refer to the section “Government Supervision and Regulation” under the caption “Item 1. Business” in our annual report on Form 10-K for the fiscal year ended December 31, 2006, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” below for information on how to obtain a copy of our annual report and any subsequent reports. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund and not for the protection of security holders and creditors.

According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC — either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default — the other banking subsidiaries may be assessed for the FDIC’s loss, subject to certain exceptions.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

Ratio of Earnings to Fixed Charges

Our consolidated ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2006 are as follows:

	Year Ended
	December 31,
	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	2.1	2.3	3.2	3.4	3.0
Including interest on deposits	1.7	1.9	2.3	2.4	2.1

•	The consolidated ratio of earnings to fixed charges is calculated as follows:

(net income before taxes and fixed charges — equity in undistributed earnings of unconsolidated subsidiaries)
fixed charges

Fixed charges consist of:

•	interest expense, which we calculate excluding interest on deposits in one case and including that interest in the other;

•	amortization of debt discount and appropriate issuance costs; and

•	one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under lease commitments.

The Exchange Offers

The exchange offers relate to the exchange of up to the entire principal amounts of each of the old 2017 notes for the new 2017 notes, and the old 2019 notes for the new 2019 notes. The new notes will be our unsecured subordinated obligations entitled to the benefits of the indenture. The terms of each series of the new notes are identical in all material respects to the terms of the corresponding series of old notes, except that the new notes have been registered under the Securities Act and therefore are not entitled to the registration rights granted under the Registration Rights Agreement dated December 19, 2006, executed as part of the original offering of the old notes, for the benefit of the holders from time to time of the old notes. In this prospectus, we refer to this document as the “Registration Rights Agreement.”

Summary of the Exchange Offers

Exchange Offers:	We are offering to exchange all our outstanding 5.42% Subordinated Notes due March 15, 2017, or our “old 2017 notes,” for our 5.42% Subordinated Notes due March 15, 2017, or our “new 2017 notes,” which have been registered under the Securities Act.

We also are offering to exchange all our outstanding 5.49% Subordinated Notes due March 15, 2019, or our “old 2019 notes,” for our 5.49% Subordinated Notes due March 15, 2019, or our “new 2019 notes,” which also have been registered under the Securities Act.

We issued each series of the old notes on December 19, 2006 in private offerings.

Each series of new notes will be exchanged in minimum denominations of $100,000 and in integral multiples of $100,000, for old notes having the same denomination.

In order to be exchanged, an outstanding old note must be properly tendered and accepted. All outstanding old notes that are validly tendered and not validly withdrawn will be exchanged. As of the date of this prospectus there are $1,669,400,000 aggregate principal amount of old 2017 notes and $508,200,000 aggregate principal amount of old 2019 notes outstanding. We will issue the new notes in exchange for validly tendered and not validly withdrawn old notes as promptly as practicable after the expiration of the exchange offers.

Terms of the New Notes:	The terms of each series of the new notes are substantially identical to the terms of the corresponding old notes, and evidence the same indebtedness, except that the new notes:

• have been registered under the Securities Act and, therefore, generally will be freely tradable by persons not affiliated with us;

• will not bear any legend restricting transfer under the Securities Act;

• will not be entitled to the rights applicable to the old notes under the Registration Rights Agreement;

• will not contain provisions relating to the payment of special interest under circumstances related to the timing of the exchange offers covered by this prospectus; and

• will bear a different CUSIP number from the corresponding old notes.

Resale of the New Notes:	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued in the exchange offers may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

• you are acquiring the new notes in the ordinary course of your business;

• you are not participating or engaged in, do not intend to participate or engage in, and have no arrangement or understanding with any person to participate in, the distribution of the new notes issued to you; and

• you are not a broker-dealer or an “affiliate” of ours within the meaning of Rule 405 under the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act, in connection with any resale of the new notes issued in the exchange offers. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus for an offer to resell or other retransfer of the new notes issued to it in the exchange offers. We have agreed that, for a period of 180 days after the expiration date of the exchange offers, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resales. The exchange offers are not being made to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which the exchange offers or such acceptance would not be in compliance with the securities or blue sky laws of such jurisdiction. You should read the discussion under the heading “The Exchange Offers” for further information regarding the exchange offers and resale of the new notes.

Registration Rights Agreement:	We have undertaken the exchange offers under the terms of the Registration Rights Agreement. The exchange offers are intended to satisfy your rights under the Registration Rights Agreement. After the exchange offers are completed, you will no longer be entitled to any exchange or registration rights with respect to the old notes or the new notes. See “The Exchange Offers.”

Consequences of Failure to Exchange Old Notes:	You will continue to hold old notes that remain subject to their existing transfer restrictions if:

• you do not tender your old notes; or

• you tender your old notes and they are not accepted for exchange.

As a result of the restrictions on transfer and the reduced availability of old notes after the exchange offers, the old notes are likely to be much less liquid than before the exchange offers. The old notes will, after the exchange offers, bear interest at the same rate as the new notes. Subject to certain limited exceptions, we will have no obligation to register the old notes after we consummate the exchange offers. See “Risk Factors,” “The Exchange Offers — Terms of the Exchange Offers” and “— Consequences of Failure to Exchange.”

Expiration Date:	The “expiration date” for the exchange offers is 5:00 p.m., New York City time, on , 2007, unless we extend it, in which case the term “expiration date” means the latest date and time to which the exchange offers are extended.

Accrued Interest on the New Notes and the Old Notes:	Each series of the new notes will bear interest from the most recent date to which interest has been paid on the corresponding series of old notes. Holders of outstanding old notes that are accepted for exchange will be deemed to have waived the right to receive any payment of interest on such old notes accrued from the last interest payment date to the date of the issuance of the new notes. Consequently, holders who exchange their old notes for new notes will receive the same interest payment on the new notes on the next scheduled interest payment date (which will be September 15, 2007) that they would have received had they not tendered their old notes in the exchange offers.

Conditions to the Exchange Offers:	The exchange offers are subject to certain customary conditions which we may waive at our discretion. See “The Exchange Offers — Conditions of the Exchange Offers.”

Procedures for Tendering Old Notes:	If you wish to exchange your old notes for new notes in the exchange offers, you must submit the required documentation and effect a tender of old notes in accordance with the procedures for book-entry transfer (or other applicable procedures) all in accordance with the instructions described in this prospectus and in the letter of transmittal. See “The Exchange Offers — Procedures for Tendering Old Notes” and “— Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners:	If you own a beneficial interest in old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, and you intend to tender your old notes in the exchange offers, you should contact that nominee promptly and instruct it to tender your old notes on your behalf. See “The Exchange Offers — Procedures for Tendering Old Notes.”

Guaranteed Delivery Procedures:	If you wish to tender your old notes, but cannot properly do so prior to the expiration date, you may tender your old notes according to the guaranteed delivery procedures described in “The Exchange Offers — Guaranteed Delivery Procedures.”

Withdrawal Rights:	Tenders of old notes may be withdrawn at any time prior to the expiration date. To withdraw a tender of old notes, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offers — Withdrawal of Tenders of Old Notes.”

Acceptance of Old Notes and Delivery of New Notes:	Subject to certain conditions, any and all old notes that are validly tendered in the exchange offers prior to 5:00 p.m., New York City time, on the expiration date, and that are not validly withdrawn, will be accepted for exchange. The new notes issued in the exchange offers will be delivered as promptly as practicable after the expiration date. See “The Exchange Offers — Terms of the Exchange Offers.”

Certain U.S. Federal Income Tax Considerations:	The exchange of the old notes for new notes will not result in a taxable exchange for U.S. federal income tax purposes. For a discussion of certain U.S. Federal income tax considerations relating to the exchange of old notes for new notes and the ownership and disposition of new notes, see “U.S. Federal Income Tax Considerations.”

Use of Proceeds:	We will not receive any cash proceeds from the issuance of the new notes in the exchange offers. See “Use of Proceeds.” We will pay all expenses related to the exchange offers.

Exchange Agent:	The Bank of New York Trust Company, N.A. is serving as the exchange agent for the exchange offers. The address and the facsimile and telephone numbers of the exchange agent are provided in the section entitled “The Exchange Offers — Exchange Agent” and in the letter of transmittal.

Summary of the New Notes

Issuer:	Bank of America Corporation.

New 2017 Notes Offered:	Up to $1,669,400,000 aggregate principal amount of 5.42% Subordinated Notes due 2017.

New 2019 Notes Offered:	Up to $508,200,000 aggregate principal amount of 5.49% Subordinated Notes due 2019.

Maturity Dates:	The new 2017 notes will mature on March 15, 2017 and the new 2019 notes will mature on March 15, 2019.

Interest Payment Dates:	We will pay interest on each series of the new notes semi-annually, in arrears, on March 15 and September 15 of each year, beginning on September 15, 2007.

Ratings:	We expect the ratings of the new notes to reflect those of the corresponding old notes, which are Aa3 by Moody’s Investors Service, Inc., or “Moody’s,” A+ by Standard & Poor’s Ratings Services, or “S&P,” and A+ by Fitch Ratings, Ltd., or “Fitch.” These ratings reflect only the views of Moody’s, S&P and Fitch, respectively, and are not recommendations to buy, sell or hold the new notes.

Subordination:	The new notes will be our subordinated unsecured obligations and are subordinate in right of payment to all of our other senior indebtedness. See “Description of the New Notes — Subordination.”

Redemption:	The new notes are not subject to redemption prior to maturity.

Form and Denomination:	The new notes will be issued in fully registered form in minimum denominations of $100,000 or in integral multiples of $100,000. Beneficial interests in the new notes will be shown on, and any transfers will be effective only through, records maintained by The Depository Trust Company, or “DTC,” and its participants.

Events of Default:	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the new notes, see “Description of the New Notes — Defaults and Rights of Acceleration.”

Listing:	We do not intend to list the new notes on any securities exchange.

Governing Law:	The new notes and the Subordinated Indenture dated as of January 1, 1995, as supplemented, between us and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York, which we refer to as the “Indenture,” will be governed by New York law.

Book Entry Depository:	DTC.

Trustee:	The Bank of New York Trust Company, N.A.

Additional Issues:	At any time after the settlement of the exchange offers we may “reopen” either series of new notes and issue an unlimited principal amount of additional new notes without notice to, or the consent from the holders of that series, provided that holders of that series of new notes outstanding prior to the issuance of the additional new notes will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such additional new notes had not been issued. We do not plan to inform existing noteholders if we reopen a series of the new notes. Any of these additional new notes may be issued by us for less consideration than we will receive for new notes in the exchange offers.

Risk Factors:	See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors that should be considered by holders of old notes before tendering their old notes in the exchange offers.

RISK FACTORS

Your decision whether to participate in the exchange offers, and to invest in the new notes, will involve risks. This prospectus does not describe all of those risks.

In consultation with your own financial and legal advisors, you should consider carefully the following risks before deciding whether participation in the exchange offers is suitable for you. You should not participate in the exchange offers if you are not knowledgeable about the significant terms of the exchange offers or financial matters in general. You should not participate in the exchange offers unless you understand and know that you can bear these risks.

You should review carefully the information in this prospectus. For more information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus.

An active trading market may not develop for the new notes, and you may not be able to resell your new notes.

The new notes are new securities and no market exists where you can resell them. Moreover, any trading market for the new notes that does develop could become more limited or cease to exist. As a result, your ability to resell the new notes may be limited. We do not intend to apply to list the new notes on any securities exchange. We cannot assure you that any market for the new notes will develop or be sustained. If an active trading market does not develop or is not sustained, the market price and liquidity of the new notes may be adversely affected.

The exchange offers will result in reduced liquidity for any old notes that are not exchanged.

The trading market for old notes that are not exchanged could become more limited than the existing trading market for the old notes and could cease to exist altogether due to the reduction in the principal amount of the old notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of the old notes. If a trading market for the old notes that are not exchanged exists or develops, those old notes may trade at a discount to the price at which they would trade if the principal amount outstanding were not reduced. There can, however, be no assurance that an active market in the old notes will exist, develop or be maintained, or as to the prices at which the old notes may trade, whether or not the exchange offers are consummated.

If you do not exchange your old notes for new notes, you will continue to have restrictions on your ability to resell them, which could reduce their value.

The old notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale, or otherwise transferred unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes in the exchange offers, you will not be able to resell, offer to resell, or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old notes under the Securities Act except in the limited circumstances provided in the Registration Rights Agreement.

USE OF PROCEEDS

The exchange offers are intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any proceeds from the exchange offers. You will receive, in exchange for your old notes validly tendered, and not validly withdrawn, and accepted for exchange in the exchange offers, new notes in the same principal amount as your old notes. Old notes validly tendered, and not validly withdrawn, and accepted for exchange in the exchange offers will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt.

THE EXCHANGE OFFERS

Background and Purpose of the Exchange Offers

We issued the old notes on December 19, 2006 in exchange offers that were completed on that date. The old notes were issued, together with a payment of cash, as consideration in exchange for a portion of our then outstanding debt securities. The old notes were issued in a private placement without being registered under the Securities Act in reliance on the exemptions afforded by Section 4(2) of the Securities Act, or, outside the United States, in compliance with Regulation S under the Securities Act.

In connection with the issuance of the old notes, we entered into a Registration Rights Agreement dated December 19, 2006. Under the terms of the Registration Rights Agreement, we agreed, among other things, to:

•	file, not later than 90 days after December 19, 2006, a registration statement with the SEC with respect to a registered offer to exchange the old notes for substantially identical notes that will not contain transfer restrictions and will be registered under the Securities Act; and

•	use our reasonable best efforts to cause that registration statement to become effective within 180 days of December 19, 2006;

The Registration Rights Agreement provides that, within two business days after the effectiveness of the registration statement, we will commence the exchange offers. We will keep the exchange offers open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offers is mailed to the holders of the old notes.

We agreed to issue and exchange the new notes for all old notes validly tendered and not validly withdrawn before the expiration of the exchange offers. We are sending this prospectus, together with a letter of transmittal, to all the beneficial holders known to us. For each old note validly tendered to us in the exchange offers and not validly withdrawn, the holder will receive a new note having a principal amount equal to that of the tendered old note. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement which includes this prospectus. The registration statement, of which this prospectus is a part, is intended to satisfy some of our obligations under the Registration Rights Agreement.

We also agreed that under certain circumstances we would either file a shelf registration statement with the SEC, or designate an existing effective shelf registration statement, covering resales by holders of the old notes in lieu of the exchange offers.

The term “holder” with respect to the exchange offers means any person in whose name old notes are registered on the trustee’s books or any other person who has obtained a properly completed bond power from the registered holder.

Resale of the New Notes

We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth below under “ — Procedures for Tendering Old Notes.” However, if you intend to participate in a distribution of the new notes, are a broker-dealer that acquired the old notes from us in the initial offering with an intent to distribute those notes and not as a result of market-making activities or are our “affiliate” as defined in Rule 405 of the Securities Act, you will not be eligible to participate in the exchange offers and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your old notes.

We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers relating to similar exchange offers. However, we have not asked the SEC to consider the exchange offers in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat the exchange offers in the same way it has treated other exchange offers in the past.

A broker-dealer that has acquired old notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offers. This prospectus may be used by that broker-dealer to resell any of its new notes. We have agreed in the Registration Rights Agreement to send this prospectus to any broker-dealer that requests copies. See “Plan of Distribution” for more information regarding broker-dealers.

The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offers or the acceptance of the exchange offers would not be in compliance with the securities or blue sky laws of such jurisdiction.

The exchange offers are not subject to any federal or state regulatory requirements other than securities laws.

Terms of the Exchange Offers

General.  Based on the terms and conditions described in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn on or before the expiration date.

We will issue $100,000 principal amount of new notes in exchange for each $100,000 principal amount of outstanding old notes validly tendered in the exchange offers and not validly withdrawn at any time prior to the expiration date. Holders may tender some or all of their old notes in the exchange offers. However, old notes may only be tendered in denominations of $100,000 and integral multiples of $100,000 principal amount.

The form and terms of the new notes are the same as the form and terms of the old notes except that the new notes:

•	have been registered under the Securities Act and, consequently, will be freely tradable by persons not affiliated with us;

•	will not bear any legend restricting transfer under the Securities Act;

•	will not be entitled to the rights which are applicable to the old notes under the Registration Rights Agreement;

•	will not contain provisions relating to the payment of special interest under circumstances related to the timing of the exchange offers; and

•	will bear a different CUSIP number from the corresponding old notes.

The new notes will evidence the same indebtedness as the old notes, which they will replace, and will be issued under, and be entitled to the benefits of, the Indenture. As a result, both the new notes and the old notes will be treated as a single series of debt securities under the Indenture. The exchange offers do not depend on any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, there are $1,669,400,000 aggregate principal amount of old 2017 notes and $508,200,000 aggregate principal amount of old 2019 notes outstanding, registered in the names and denominations as set forth in the security register for the old notes. There will be no fixed record date for determining holders of the old notes entitled to participate in the exchange offers and all holders of old notes may tender their old notes.

We intend to conduct the exchange offers in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the related rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offers will remain outstanding and interest on those notes will continue to accrue at the applicable interest rate.

We will be deemed to have accepted validly tendered old notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us. New notes issued in the exchange offers will be delivered as promptly as practicable after the expiration date.

If you validly tender old notes in the exchange offers, you will not be required to pay us brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. Subject to certain exceptions, we will pay all charges and expenses in connection with the exchange offers, other than certain applicable taxes. See “ — Fees and Expenses.”

Expiration Date; Extensions; Amendments

The “expiration date” means 5:00 p.m., New York City time, on          , 2007, unless we extend the exchange offers, in which case the expiration date is the latest date and time to which we extend the exchange offers.

In order to extend the exchange offers, we will:

•	notify the exchange agent of any extension by oral or written communication; and

•	issue a press release or other public announcement, which also will report the approximate number of old notes tendered, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

During any extension of the exchange offers, all old notes validly tendered and not validly withdrawn will remain subject to the exchange offers.

We reserve the right:

•	to delay accepting any old notes;

•	to amend the terms of the exchange offers in compliance with the provisions of the Exchange Act;

•	to extend the exchange offers; or

•	if, in the opinion of our counsel, the consummation of the exchange offers would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offers by giving oral or written notice to the exchange agent.

Any delay in acceptance, extension, termination, or amendment will be followed as soon as practicable by a press release or other public announcement. If we amend the exchange offers in a manner that we determine constitutes a material change, we will promptly disclose that amendment, and we will extend the exchange offers for a period of time that we will determine in compliance with the Exchange Act, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offers would have otherwise expired.

In all cases, issuance of the new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, with all other required documents. However, we reserve the right to waive any conditions of the exchange offers which we, in our reasonable discretion, determine are not satisfied or any defects or irregularities in the tender of old notes. If we do not accept any tendered old notes for any reason set forth in the terms and conditions of the exchange offers or if you submit old notes for a greater principal amount than you want to exchange, we will return the unaccepted or non-exchanged old notes to you, or substitute old notes evidencing the unaccepted or non-exchanged portion, as appropriate. See “ — Return of Old Notes.” We will promptly deliver new notes issued in exchange for old notes validly tendered and accepted for exchange, and we will promptly return any old notes not accepted for exchange for any reason, to the applicable tendering holder.

Ownership of beneficial interests in the global notes representing the new notes will be limited to DTC and to persons that may hold interests through institutions that have accounts with DTC, which we refer to as participants. Accordingly, only DTC participants may receive beneficial interests in new notes in their own names. If a tendering holder is not a DTC participant, it will need to specify the name and account number of a DTC participant under “Special Delivery Instructions” in the letter of transmittal.

Procedures for Tendering Old Notes

If you wish to tender old notes you must:

•	complete and sign the letter of transmittal to the exchange agent;

•	have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal; and

•	mail or deliver the required documents to the exchange agent at its address set forth in the letter of transmittal for receipt on or before the expiration date.

In addition, either:

•	certificates for old notes must be received by the exchange agent along with the letter of transmittal; or

•	you must comply with the procedures described below under “ — Guaranteed Delivery Procedures.”

Or you must:

•	comply with the ATOP procedures for book-entry transfer described below on or before the expiration date.

The exchange agent and DTC have confirmed that the exchange offers are eligible for ATOP with respect to book-entry notes held through DTC. The letter of transmittal, or a facsimile of such letter of transmittal, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date at its address. Old notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent’s message, are received by the exchange agent.

Eligible holders of old notes tendering by book-entry transfer to the exchange agent’s account at DTC may execute tenders through ATOP, for which the exchange offers are eligible. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of the exchange offers to DTC on or prior to the expiration date. DTC will verify acceptance of the exchange offers, execute a book-entry transfer of the tendered old notes into the account of the exchange agent at DTC and send to the exchange agent a “book-entry confirmation,” which will include an agent’s message. An “agent’s message” is a message, transmitted by DTC to, and received by, the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering old notes that the participant has received and agrees to be bound by the terms of the letter of transmittal as an undersigned thereof and that we may enforce such agreement against the participant. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offers as to execution and delivery of a letter of transmittal by the DTC participant identified in the agent’s message. Accordingly, eligible holders who tender their old notes through DTC’s ATOP procedures will be bound by, but need not complete, the letter of transmittal.

If you are a beneficial owner that holds old notes through Euroclear or Clearstream and wish to tender your old notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered old notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear or Clearstream directly to ascertain their procedures for tendering old notes.

If you do not validly withdraw your tender of old notes on or before the expiration date, it will indicate an agreement between you and us that you have agreed to tender the old notes, in accordance with the terms and conditions in the letter of transmittal.

The method of delivery of old notes, the letter of transmittal, and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent on or before the expiration date. Do not send any letter of transmittal or old notes to us. You may request that your broker, dealer, commercial bank, trust company or other nominee effect delivery of your old notes for you.

If you beneficially own the old notes and you hold those old notes through a broker, dealer, commercial bank, trust company or other nominee and you intend to tender your old notes, you should contact that nominee promptly and instruct it to tender your old notes on your behalf.

Generally, an eligible institution must guarantee signatures on a letter of transmittal unless:

•	you tender your old notes as the registered holder and the new notes issued in exchange for your old notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the old notes; or

•	you tender your old notes for the account of an eligible institution.

An “eligible institution” means:

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act.

In each instance, the eligible institution must be a member of one of the signature guarantee programs identified in the letter of transmittal in order to guarantee signatures on a letter of transmittal.

If you wish to tender old notes held on your behalf by a nominee with DTC, you must:

•	inform your nominee of your interest in tendering your old notes in the exchange offers; and

•	instruct your nominee to tender all old notes you wish to be tendered in the exchange offers into the exchange agent’s account at DTC on or prior to the expiration date.

Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender old notes by effecting a book-entry transfer of old notes to be tendered in the exchange offers into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offers through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent.

If the new notes or unexchanged old notes are to be delivered to an address other than that of the registered holder appearing on the security register for the old notes, an eligible institution must guarantee the signature on the letter of transmittal.

Tendered old notes will be deemed to have been received as of the date when:

•	the exchange agent receives a properly completed and signed letter of transmittal accompanied by the tendered old notes or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal; or

•	the exchange agent receives a notice of guaranteed delivery from an eligible institution.

Issuances of new notes in exchange for old notes tendered in connection with a notice of guaranteed delivery or letter to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal, and any other required documents, and deposit of the tendered old notes. The new notes are being issued in book-entry form only. Holders of old notes who are not DTC participants must specify the name and account number of a DTC participant in the letter of transmittal to receive their new notes.

We will make the final determination regarding all questions relating to the validity, form, and eligibility, including time of receipt of tenders and withdrawals of tenders of old notes, and our determination will be final and binding on all parties.

We reserve the absolute right to reject any and all old notes improperly tendered. We will not accept any old notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities, or conditions of surrender as to any particular old note. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of old notes on or before the expiration date. Although we intend to notify holders of defects or irregularities in connection with tenders of old notes, neither we, the exchange agent, nor anyone else will incur any liability for failure to give that notice. Tenders of old notes will not be deemed to have been made until any defects or irregularities have been cured or waived. All conditions of the exchange offers will be satisfied or waived prior to the expiration of the exchange offers. We will not waive any condition of the exchange offers with respect to any noteholder unless we waive such condition for all noteholders.

We have no current plan to acquire, or to file a registration statement to permit resales of, any old notes that are not validly tendered in the exchange offers. However, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offers.

Under the terms of the letter of transmittal or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, if you elect to tender old notes in exchange for new notes, you must exchange, assign, and transfer the old notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to the tendered old notes, with full power of substitution, among other things, to cause the old notes to be assigned, transferred, and exchanged. By executing the letter of transmittal, you make the representations and warranties set forth below to us. By executing the letter of transmittal you also agree, upon our request, to execute and deliver any additional documents that we consider necessary to complete the exchange of old notes for new notes as described in the letter of transmittal.

Under existing interpretations of the SEC contained in several no-action letters to third parties, we believe that the new notes will be freely transferable by the holders after the exchange offers without further registration under the Securities Act; provided, however, that each holder who wishes to exchange its old notes for new notes will be required to represent:

•	that the holder has full power and authority to tender, exchange, assign, and transfer the old notes tendered;

•	that we will acquire good title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes;

•	that the holder is acquiring the new notes in the ordinary course of its business;

•	that the holder is not participating in and does not intend to participate in a distribution of the new notes;

•	that the holder has no arrangement or understanding with any person to participate in the distribution of the new notes;

•	that the holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of us; and

•	that if the holder is a broker-dealer and it will receive new notes for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of the new notes.

If you are a broker-dealer that acquired the old notes directly from us in the initial offering and not as a result of market-making activities or you cannot otherwise make any of the representations set forth above, you will not be eligible to participate in the exchange offers, you should not rely on the interpretations of the staff of the SEC in connection with the exchange offers and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your old notes.

Participation in the exchange offers is voluntary. You are urged to consult your own financial and tax advisors in deciding whether to participate in the exchange offers.

Return of Old Notes

If any old notes are not accepted for any reason described in this prospectus, or if old notes are validly withdrawn or are submitted for a greater principal amount than you want to exchange, the exchange agent will return the unaccepted, withdrawn, or non-exchanged old notes to you, unless otherwise provided in the letter of transmittal.

Guaranteed Delivery Procedures

If you wish to tender your old notes and (1) your old notes are not immediately available so that you can meet the expiration date deadline, or (2) you cannot deliver your old notes or other required documents to the exchange agent on or before the expiration date, you may nonetheless participate in the exchange offers if:

•	you tender your old notes through an eligible institution;

•	on or before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by mail or hand delivery, showing the name and address of the holder, the name(s) in which the old notes are registered, the certificate number(s) of the old notes, if applicable, and the principal amount of old notes tendered; the notice of guaranteed delivery must state that the tender is being made by the notice of guaranteed delivery and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the old notes, in proper form for transfer and any other required documents, will be delivered by the eligible institution to the exchange agent; and

•	the properly executed letter of transmittal, as well as the certificate(s) representing all tendered old notes, in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Unless old notes are tendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the tender. The exchange agent will send you a notice of guaranteed delivery upon your request if you intend to tender your old notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders of Old Notes

You may withdraw your tender of old notes at any time prior to the expiration date.

To withdraw old notes tendered in the exchange offers, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below prior to the expiration date. Any notice of withdrawal must:

•	specify the name of the person that deposited the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes;

•	contain a statement that the holder is withdrawing the election to have the old notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal used to tender the old notes; and

•	specify the name in which any old notes are to be registered, if different from that of the registered holder of the old notes and, the signatures on the notice of withdrawal, if tendered via notice of guaranteed delivery, must be guaranteed by an eligible institution.

Any old notes validly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offers and no new notes will be issued in exchange, unless the withdrawn old notes are validly tendered again. Properly withdrawn old notes may be tendered again by following one of the procedures described above under “ — Procedures for Tendering Old Notes” at any time on or before the expiration date. Any old notes that are not accepted for exchange will be returned at no cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offers.

Additional Obligations

We may be required, under certain circumstances, to either file a shelf registration statement, or designate an existing effective shelf registration statement, covering resales of the old notes in lieu of the exchange offers. See “— Background and Purpose of the Exchange Offers” above. In any event, we are under a continuing obligation, for a period of up to two years after the consummation of the exchange offers, or such shorter period as provided by the Registration Rights Agreement, to keep the registration statement of which this prospectus is a part effective and to provide copies of the latest version of this prospectus to any broker-dealer that requests copies for use in a resale, subject to our ability to suspend the use of such a prospectus under certain conditions as described in the Registration Rights Agreement.

Conditions of the Exchange Offers

Notwithstanding any other term of the exchange offers, or any extension of the exchange offers, we may terminate the exchange offers before acceptance of the old notes if in our reasonable judgment:

•	the exchange offers would violate applicable law or any applicable interpretation of the staff of the SEC;

•	any action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with or complete the exchange offers or, in any such action or proceeding, any material adverse development has occurred with respect to us; or

•	we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offers.

If we, in our reasonable discretion, determine that any of the above conditions is not satisfied, we may:

•	terminate the exchange offers and return all tendered old notes to the tendering holders;

•	extend the exchange offers and retain all old notes tendered on or before the expiration date, subject to the holders’ right to withdraw their tender of the old notes; or

•	waive any unsatisfied conditions regarding the exchange offers and accept all properly tendered old notes that have not been validly withdrawn. If this waiver constitutes a material change to the exchange offers, we will promptly disclose the waiver, and we will extend the exchange offers for a period of time that we will determine, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offers would have otherwise expired.

All conditions to the exchange offers will be satisfied or waived prior to the expiration of the exchange offers. We will not waive any condition of the exchange offers with respect to any noteholder unless we waive such condition for all noteholders.

If we fail to consummate the exchange offers or file, have declared effective or keep effective a shelf registration statement within the time periods specified by the Registration Rights Agreement, we may be required to pay additional interest in respect of the old notes.

Exchange Agent

The Bank of New York Trust Company, N.A. has been appointed as the exchange agent for the exchange offers. Letters of transmittal and all correspondence in connection with the exchange offers should be sent or delivered by each holder of old notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent. In addition, questions and requests of assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following address:

By Hand, Overnight Courier or Mail:	By Registered or Certified Mail:
The Bank of New York Trust Company, N.A.	The Bank of New York Trust Company, N.A.
c/o The Bank of New York	c/o The Bank of New York
101 Barclay Street –7 East	101 Barclay Street –7 East
Corporate Trust Operations	Corporate Trust Operations
New York, New York 10286	New York, New York 10286

Attn: Evangeline R. Gonzales	Attn: Evangeline R. Gonzales
Reorganization Unit	Reorganization Unit
(if by mail, registered or certified recommended)

By Facsimile:
(212) 298-1915
Attn: Reorganization Unit

Confirm by Telephone:
(212) 815-3738

Fees and Expenses

We will bear the expenses of soliciting tenders of the old notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, telephone or in person by our officers and other employees and those of our affiliates, who will not receive additional compensation.

Tendering holders of old notes will not be required to pay any fee or commission. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

We have not retained any dealer-manager or other soliciting agent for the exchange offers and will not make any payments to brokers, dealers, or others soliciting acceptance of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We also may reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

We will pay all transfer taxes, if any, applicable to the exchange of old notes. If, however, new notes, or old notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person tendering the notes. If you do not submit satisfactory evidence of payment of those taxes or exemption from payment of those taxes with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

Consequences of Failure to Exchange

Old notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•	to us or to any of our subsidiaries;

•	inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

•	inside the United States to an institutional accredited investor that, before the transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the old notes, the form of which you can obtain from the trustee and an opinion of counsel acceptable to us and the trustee that the transfer complies with the Securities Act;

•	outside the United States in compliance with Rule 904 under the Securities Act;

•	pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available;

•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel, if we so request; or

•	pursuant to an effective registration statement under the Securities Act.

The liquidity of the old notes could be adversely affected by the exchange offers. See “Risk Factors.” Following consummation of the exchange offers, we will not be required to register under the Securities Act any old notes that remain outstanding except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of old notes not eligible to participate in the exchange offers pursuant to the Registration Rights Agreement.

DESCRIPTION OF THE NEW NOTES

General

The new notes will not be secured by any of our property or assets. As a result, by owning a new note, you are one of our unsecured creditors.

The new notes will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below, which we refer to as the “Indenture,” and will be subordinated in right of payment to all of our “senior indebtedness,” as defined in the Indenture. The Indenture does not limit our ability to incur additional “senior indebtedness.”

Principal Amount and Maturity

As of the date of this prospectus there are $1,669,400,000 aggregate principal amount of old 2017 notes and $508,200,000 aggregate principal amount of old 2019 notes outstanding. We will issue up to an equal amount of each corresponding series of the new notes in the exchange offers. In addition, at any time after the settlement of the exchange offers we may “reopen” either series of new notes and issue an unlimited principal amount of additional new notes without the consent of the holders, provided that holders of new notes outstanding prior to the issuance of the additional new notes will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such additional new notes had not been issued. We do not plan to inform existing noteholders if we reopen a series of new notes. Any of these additional new notes may be issued by us for less consideration than we will receive for the new notes in the exchange offers.

The new 2017 Notes will mature on March 15, 2017, and the new 2019 Notes will mature on March 15, 2019.

Interest Rate

The new 2017 notes will bear interest at a rate of 5.42% per annum. The new 2019 notes will bear interest at a rate of 5.49% per annum.

Payment of Principal, Interest, and Other Amounts Due

Each series of the new notes will accrue interest from the most recent date to which interest has been paid on the corresponding series of old notes. Holders of outstanding old notes that are accepted for exchange will be deemed to have waived the right to receive any payment of interest on such old notes accrued from the last interest payment date to the date of the issuance of the new notes. Consequently, holders who exchange their old notes for new notes will receive the same interest payment on the next scheduled interest payment date for the new notes (which will be September 15, 2007) that they would have received had they not tendered their old notes in the exchange offers. Interest on the new notes will be payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2007. All payments of interest on the new notes will be made to the registered holder of the new notes at the close of business on March 1 and September 1, which we refer to as the “record date,” preceding the respective interest payment dates, except that interest payable at maturity will be paid to the holder of the new notes at the close of business on the maturity date.

Interest is payable on the outstanding principal amount of each series of the new notes from, and including, the last interest payment date to, but excluding, the next following interest payment date or the maturity date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. At maturity, the new notes will be payable to 100% of their face amount, together with accrued and unpaid interest. Any payment otherwise required to be made in respect of the new notes on a date that is not a business day may be made on the next succeeding business day with the same force and effect as if made on the original due date. No additional interest will accrue as a result of a delayed payment in this case. A “business day” is defined in the Indenture as any day that is not a legal holiday in New York, New

York, or Charlotte, North Carolina, and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

The trustee will act as our sole paying agent, security registrar, and transfer agent with respect to the new notes through the trustee’s office. That office is currently located at 101 Barclay Street, New York, New York 10286.

Redemption

The new notes will not be subject to redemption prior to maturity.

Additional Notes

We may from time to time, without giving notice to or seeking the consent of the holders of either series of the new notes, issue notes having the same ranking and the same interest rate, maturity and other terms as the new notes of such series. Any additional securities having such similar terms, together with the new notes of that series, will constitute a single series of securities under the Indenture.

Repurchases

We may purchase new notes at any time on the open market or otherwise. If we purchase new notes in this manner, we have the discretion to hold, resell or surrender the new notes to the trustee under the Indenture for cancellation.

No Sinking Fund

The new notes will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the new notes.

Denominations

The new notes will be issued in fully registered form in denominations of $100,000 and integral multiples of $100,000. No service charge will be made for any registration of transfer or exchange of the new notes, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with the transaction.

The Indenture

The new notes are governed by a document called an indenture, which is a contract between us and the trustee. The new notes will be issued under the Indenture dated as of January 1, 1995 (as supplemented, the “Indenture”) between us and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York, which we refer to as the “trustee.”

The trustee under the Indenture has two principal functions:

•	First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “— Collection of Indebtedness.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest payments and notices.

The Indenture does not limit the aggregate amount of subordinated debt securities that we may issue or the number of series or the aggregate amount of any particular series. The Indenture and the new notes also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. In addition, the Indenture does not contain provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, any ratings of our debt securities then outstanding may be withdrawn or downgraded.

The following sections provide a summary of the various provisions of the Indenture and are subject to and qualified in their entirety by reference to all the provisions of the Indenture. Copies of the Indenture are available upon request to us at the address indicated under “Where You Can Find More Information.” Whenever we refer to the defined terms of the Indenture in this prospectus without defining them, the terms have the meanings given to them in the Indenture. You must look to the Indenture for the most complete description of the information summarized in this prospectus.

Subordination

The new notes are our direct unsecured subordinated obligations and are subordinated in right of payment to all of our “senior indebtedness.” The Indenture defines “senior indebtedness” as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that was outstanding on the date we executed the Indenture, or was created, incurred, or assumed after that date, for which we are responsible or liable as obligor, guarantor, or otherwise, and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations, other than the debt securities issued under the Indenture or any other indebtedness that by its terms is subordinate in right of payment to any of our other indebtedness. As of December 31, 2006, we had senior indebtedness outstanding of approximately $98.0 billion, including commercial paper and other short-term borrowings.

If there is a default or event of default under any senior indebtedness that would allow acceleration of maturity of the senior indebtedness and that default or event of default is not remedied, and we and the trustee receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee receives notice from us, then we will not be able to make any principal, interest, or other payments on the new notes.

If any of our subordinated debt is declared due and payable before the required date or upon a payment or distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, we are required to pay all principal, premium, interest, or other payments to holders of senior indebtedness before any holders of subordinated debt are paid. In addition, if any amounts previously were paid to the holders of subordinated debt or the trustee, the holders of senior indebtedness will have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness, the holders of our subordinated debt will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until our subordinated debt is paid in full. For purposes of this subrogation, the subordinated debt will be subrogated equally and ratably with all our other indebtedness that by its terms ranks on a parity with our subordinated debt and is entitled to like rights of subrogation.

Limitation on Mergers and Sales of Assets

The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of our obligations under the Indenture; and

•	immediately after the transaction, we (or any successor company) are not in default in the performance of any covenant or condition under the Indenture.

Upon any consolidation, merger, sale, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. As a result, the successor entity may exercise our rights and powers under the Indenture.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the Indenture may waive compliance with some of the covenants or conditions of the Indenture.

Modification of the Indenture

We and the trustee may modify the Indenture and the rights of the holders of the debt securities with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of debt securities under the Indenture affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of, or extend the time of payment of, interest on, any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of the Indenture without the consent of all holders of the debt securities outstanding under the Indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities. For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the Indenture, (1) the principal amount of any debt security issued with original issue discount is that amount that would be due and payable at that time upon an event of default, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the Indenture will be binding on all holders of debt securities of that series.

Defaults and Rights of Acceleration

The Indenture defines an event of default only as our bankruptcy under U.S. federal bankruptcy laws. If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the debt securities outstanding under the Indenture may declare the principal amount, or, if the debt securities are issued with original issue discount, a specified portion of the principal amount, of all debt securities to be due and payable immediately. The holders of a majority in principal amount of the debt securities then outstanding, in some circumstances, may annul the declaration of acceleration and waive past defaults.

Payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal, any premium, interest, or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness

If we fail to pay the principal of any of our debt securities, or if we are over 30 calendar days late on an interest payment on the debt securities, the trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of a debt security also may file suit to enforce our obligation to make payment of principal, any premium, interest, or other amounts due on that debt security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the debt securities then outstanding under the Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the Indenture.

Notices

We will provide the holders of new notes with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depository is the record holder of the new notes with respect to which a notice is given, we will deliver the notice only to that depository.

Concerning the Trustee

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York Trust Company, N.A. also serves as trustee for a number of series of our outstanding indebtedness under other indentures.

Global Notes

The new notes to be issued in the exchange offers for the old notes will be global notes and will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. A global security, such as a global note, is a special type of security held in the form of a certificate by a depositary for the investors in a particular issue of securities. The aggregate principal amount of the global security equals the sum of the principal amounts of the issue of securities it represents. The depositary or its nominee is the sole legal holder of the global security. The beneficial interests of investors in the issue of securities are represented in book-entry form in the computerized records of the depositary. If investors want to purchase securities represented by a global security, they must do so through brokers, banks or other financial institutions that have an account with the depositary.

If you, as an investor, are not a registered legal holder of a global note, your rights relating to a global note will be governed by the account rules of your bank or broker and of the depositary, DTC, the registered legal holder of the global notes, as well as general laws relating to securities transfers. We will not recognize a typical investor as a legal owner of the new notes for any purpose under the Indenture or the new notes and instead will deal only with the trustee and DTC.

You should be aware that as long as the new notes are issued only in the form of global notes:

•	you cannot have any of the new notes registered in your own name;

•	you cannot receive physical certificates for your interest in the new notes;

•	you will not be a registered legal holder of any of the new notes and must look to your own bank or broker for payments on the new notes and protection of your legal rights relating to the new notes;

•	you may not be able to sell interests in any of the new notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	as an owner of beneficial interests in the global note, you may not be able to pledge your interests to anyone who does not have an account with DTC, or to otherwise take actions in respect of your interests, because you cannot obtain physical certificates representing those interests;

•	DTC’s policies will govern payments of principal and interest, transfers, exchanges and other matters relating to your interest in a global note. We and the trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global note. Also, we and the paying agent do not supervise DTC in any way; and

•	DTC will require that interests in the global note be purchased or sold within its system using same-day funds.

We understand the following with respect to DTC:

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant also have access to the DTC system and are known as indirect participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for that interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of beneficial interests through the DTC system will receive distributions through DTC participants.

Payments on the Global Notes

Payments of principal and interest under each global note will be made to DTC’s nominee as the registered owner of such global note. We expect that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

Definitive Registered Notes

Under the terms of the Indenture, owners of the book-entry interests will receive definitive registered notes:

(1)	if DTC notifies us that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by us within 90 days; or

(2)	if DTC so requests following an event of default under the Indenture; or

(3)	if we in our discretion at any time determine not to have all of the new notes represented by one or more global notes.

In the case of the issuance of definitive registered notes, the holder of a definitive registered note may transfer such note by surrendering it to the registrar or a transfer agent. In the event of a partial transfer or a partial redemption of a holding of definitive registered notes represented by one definitive registered note, a definitive registered note shall be issued to the transferee in respect of the part transferred and a new definitive registered note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the holder, as applicable; provided that no definitive registered note in a denomination less than $100,000 shall be issued. The cost of preparing, printing, packaging and delivery the definitive registered notes shall be borne by us.

We will not be required to register the transfer or exchange of definitive registered notes for a period of 15 calendar days preceding the record date for any payment of interest on the new notes. Also, we are not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any definitive registered note, the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the Indenture. We may require a holder to pay any taxes and fees required by law and permitted by the Indenture and the new notes.

If definitive registered notes are issued and a holder claims that such definitive registered notes have been lost, destroyed or wrongfully taken or if such definitive registered note is mutilated and is surrendered to the registrar or at the office of a transfer agent, we shall issue and the trustee shall authenticate a replacement definitive registered note if the trustee’s and our requirements are met. The trustee or we may require a holder requesting replacement of a definitive registered note to furnish an indemnity bond sufficient in the judgment of both to protect us, the trustee or the paying agent appointed pursuant to the Indenture from any loss which any of them may suffer if a definitive registered note is replaced. We may charge for its expenses in replacing a definitive registered note.

In case any such mutilated, destroyed, lost or stolen definitive registered note has become or is about to become due and payable, or is about to be redeemed or purchased by us pursuant to the provisions of the Indenture, we in our discretion may, instead of issuing a new definitive registered note, pay, redeem or purchase such definitive registered note, as the case may be.

Definitive registered notes may be transferred and exchanged for book-entry interests in a global note only in accordance with the Indenture and, if required, only after the transferor first delivers to the trustee a written certification (in the form provided in the Indenture) to the effect that such transfer will comply with the transfer restrictions applicable to such notes.

Governing Law

The Indenture and each series of the new notes will be governed by New York law.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax consequences to beneficial holders of the exchange of old notes for new notes and the ownership and disposition of the new notes. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or to differing interpretations. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder or to certain types of holders that may be subject to special tax rules (such as banks, tax-exempt entities, insurance companies, regulated investment companies, S corporations, persons who are subject to the alternative minimum tax, dealers in securities or currencies, traders in securities electing to mark to market, persons that hold the new notes or the old notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, or U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar). In addition, this summary is limited to exchanging holders who hold the old notes and new notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds old notes or new notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding old notes or new notes should consult its own tax advisors with respect to the consequences of the exchange offers and the ownership or disposition of the new notes.

HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES OF THE EXCHANGE AND THE ACQUISITION, OWNERSHIP OR DISPOSITION OF THE NEW NOTES IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS.

Tax Consequences of the Exchange Offers

The exchange of an old note for a new note by a U.S. Holder or Non-U.S. Holder (each as defined below) pursuant to the exchange offers will not result in a taxable exchange to such U.S. or Non-U.S. Holder and the old notes and the new notes will be treated as the same security for U.S. federal income tax purposes.

Accordingly,

•	No gain or loss will be realized by such U.S. or Non-U.S. Holder upon receipt of a new note;

•	The adjusted tax basis of a new note will be the same as the adjusted tax basis of the exchanged old note; and

•	The holding period of a new note will include the holding period of the exchanged old note.

The following discussion assumes that the exchange of the old notes for the new notes pursuant to the exchange offers will not be treated as a taxable exchange and that the old notes and the new notes will be treated as the same security for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the old notes or new notes that for U.S. federal income tax purposes is (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation) created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) in general, a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Payment of Interest on New Notes

Interest on the new notes will generally be taxable to a U.S. Holder as ordinary income at the time it is accrued or paid in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes.

Amortizable Bond Premium

If a U.S. Holder purchases a new note at a premium, which is the excess of the holder’s tax basis in the new note immediately after the holder’s purchase of such note, over the sum of all amounts payable on the new note after the purchase date (other than payments of “qualified stated interest”), the holder may elect to amortize that premium with a corresponding decrease in the adjusted tax basis from the purchase date to the new note’s maturity date under a constant yield method that reflects compounding based on the new note’s payment period. Amortized premium is treated as an offset to interest income on a note and not as a separate deduction. Under applicable U.S. Treasury regulations, the amount of amortizable bond premium that U.S. Holder may deduct in any accrual period is limited to the amount by which the holder’s total interest inclusions on the new note in prior accrual periods exceed the total amount that the holder treats as a bond premium deduction in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period. If a U.S. Holder makes an election to amortize premium on a constant yield method, such election, once made, applies to all debt obligations that holder holds or subsequently acquires and may not be revoked without the consent of the IRS. If a U.S. Holder does not make an election to amortize premium, holder must include all amounts of interest without reduction for such premium, and such premium will (because it is reflected in adjusted tax basis) reduce holder’s gain or increase the loss on the disposition of the new note. A U.S. Holder should consult its own advisors concerning the advisability of electing to amortize premium.

Market Discount

The acquisition and sale of a new note may be subject to the market discount provisions of the Code. Subject to a de minimis exception, the market discount on a new note generally will equal the amount, if any, by which the “stated redemption price at maturity” of the new note immediately after its acquisition (other than at original issue) exceeds the U.S. Holder’s adjusted tax basis in the new note. If applicable, these provisions generally require a U.S. Holder to treat as ordinary income any gain recognized on the disposition of the new note that the holder has acquired at a market discount, to the extent of the accrued market discount on that note at the time of disposition, unless the holder elects to include market discount in income currently as it accrues with a corresponding increase in the holder’s adjusted tax basis in its new note. If a U.S. Holder disposes of a new note with market discount in certain otherwise non-taxable transactions, the holder must include accrued market discount as ordinary income as if the holder had sold the new note at its then fair market value.

The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the new note at the time of the acquisition, or, at the U.S. Holder’s election, under a constant yield method. If the U.S. Holder acquires a new note at a market discount and does not elect to include accrued market discount in income currently, the holder may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until the note is disposed of in a taxable transaction. A U.S. Holder should consult with its own tax advisors concerning the election to include market discount in income currently.

Disposition of a New Note

In general, subject to the discussion above regarding market discount, a disposition of a new note will result in capital gain or loss to a U.S. Holder equal to the difference between the amount realized on the disposition (except the amount attributable to accrued but unpaid interest on the new note, which amount will be treated as ordinary interest income to the extent not previously included in the holder’s income) and the holder’s adjusted tax basis in the new note immediately before the disposition. Any gain or loss recognized will generally be capital gain or loss. The capital gain or loss will generally be long-term capital gain or loss if the holder has held the new note for more than one year. Otherwise, the capital gain or loss will be a short-term capital gain or loss. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Under the backup withholding rules, payments of principal and interest on a new note and payments of proceeds from the disposition of a new note may be subject to backup withholding at the applicable tax rate (currently 28%) unless the U.S. Holder (i) is a corporation or comes within certain other exempt categories and demonstrates that fact when required or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments to U.S. Holders that are not exempt entities will generally be subject to information reporting requirements. Any amounts deducted and withheld should generally be allowed as a credit against the recipient’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service. Certain penalties may be imposed by the

Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Tax Consequences to Non-U.S. Holders

As used in this prospectus, the term “Non-U.S. Holder” means a beneficial owner of old notes or new notes that is neither a U.S. Holder as defined above nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations,” “passive foreign investment companies,” and certain U.S. expatriates. Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Interest on the New Notes

Payments of interest on the new notes by us or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided (i) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (ii) the Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership; (iii) the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and (iv) certain certification requirements (summarized below) are met (the “portfolio interest exemption”). If a Non-U.S. Holder of a new note is engaged in a trade or business in the United States, and if interest on the new note is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from U.S. withholding tax, generally will be subject to regular U.S. income tax on such interest in the manner described above with respect to U.S. Holders. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

A payment of interest on a new note made to a Non-U.S. Holder generally will qualify for the portfolio interest exemption or, as the case may be, the exception from withholding for income effectively connected with the conduct of a trade or business in the United States if, at the time the payment is made, (i) the withholding agent holds a valid Form W-8BEN or Form W-8ECI , as the case may be, from the Non-U.S. Holder and can reliably associate the payment with the Form W-8BEN or W-8ECI or (ii) the Non-U.S. Holder holds the new notes through certain qualified foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations.

Disposition of New Notes

Under current law, a Non-U.S. Holder of new notes generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of the new notes unless (i) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder); (ii) the Non-U.S. Holder is an individual who holds the new notes as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or (iii) the Non-U.S. Holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates. In the case of a Non-U.S. Holder that is described under clauses (i) and, in some cases, (iii) above, its gain will be subject to the U.S. federal income tax on net income and, in addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax as described above. An individual Non-U.S. Holder who is described under clause (ii) above will be subject to a flat 30% tax on gain derived from the sale, which may be offset by certain U.S. capital losses (notwithstanding the fact that he or she is not considered a U.S. resident for U.S. federal income tax purposes).

Backup Withholding and Information Reporting

Information reporting on Form 1099 and backup withholding will not apply to payments of principal and interest made by us or a paying agent to a Non-U.S. Holder of new notes if the certification described above under “— Interest on the New Notes” is received, provided that the payor does not have actual knowledge that the Non-U.S. Holder is a United States person. However, interest may be required to be reported annually on Form 1042-S.

Payments of the proceeds from a sale by a Non-U.S. Holder of a new note made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. Information reporting may apply to such payments, however, if the broker is a United States person, a controlled foreign corporation for U.S. tax purposes, the U.S. branch of a foreign bank or a foreign insurance company, a foreign partnership controlled by United States persons or engaged in a U.S. trade or business, or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period. Payments of the proceeds from the sale of a new note through the U.S. office of a broker is subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

PLAN OF DISTRIBUTION

We are not using any underwriters for the exchange offers.

Each broker-dealer that receives new notes for its own account in the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for old notes where such old notes were acquired by the broker-dealer as a result of market-making or other trading activities. We have agreed that starting on the expiration date and ending on the close of business following the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, during this 180-day period, all dealers affecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account in the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offers and any broker-dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit resulting from these resales of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that request such documents in the letter of transmittal. We have agreed to pay certain expenses incident to the exchange offers (other than the expenses of counsel for the holders of the old notes) and commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes and the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-4 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about us. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all of the information that you may find important, you should review the full text of these documents, which we have included as exhibits to the registration statement.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it. This means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below that were filed with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”:

•	our annual report on Form 10-K for the year ended December 31, 2006; and

•	our current reports on Form 8-K filed January 23, 2007, January 24, 2007 (two filings), February 12, 2007, February 16, 2007 and March 7, 2007 (other than, with respect to these reports, information that is furnished but deemed not to have been filed).

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, but not any information that we may furnish that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation
Corporate Treasury — Securities Administration
NC1-007-07-06
100 North Tryon Street
Charlotte, North Carolina 28255
1-866-804-5241
E-mail: securities.administration@bankofamerica.com

FORWARD LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You may find these statements by looking for words such as “plan,” “believe,” “expect,”

“intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, we face risks that are inherent in the businesses and market places in which we operate. Information regarding important factors that could cause our future financial performance to vary from that described in our forward-looking statements is contained in our annual report on Form 10-K for the year ended December 31, 2006 under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The validity of the new notes will be passed upon for us by Helms Mulliss & Wicker, PLLC, Charlotte, North Carolina. Helms Mulliss & Wicker, PLLC regularly performs services for the Corporation. Some members of Helms Mulliss & Wicker, PLLC performing those legal services own shares of the Corporation’s common stock.

EXPERTS

Our consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Item 20.  Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in accordance with the above standards, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL. Section 145 also provides that the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the expenses if it is ultimately determined that the director or officer is not entitled to indemnification therefor.

Section 102 (b) (7) of the DGCL permits a corporation’s certificate of incorporation to contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director for (a) any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law; (c) willful or negligent unlawful payment of a dividend or unlawful stock purchase or redemption; or (d) any transaction from which the director derived an improper personal benefit.

Our Amended and Restated Certificate of Incorporation eliminates the ability to recover monetary damages against our directors for breach of fiduciary duty to the fullest extent permitted by the DGCL. In accordance with the provisions of the DGCL, our Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the DGCL, we shall, under certain circumstances, indemnify our directors, executive officers, and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys’ fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director or officer to be in conflict with our best interests. Pursuant to such Bylaws and as authorized by statute, we also may maintain, and do maintain, insurance on behalf of our directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise.

The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

Item 21.  Exhibits and Financial Statements.

Exhibit No.	Description

Exhibit 4.1	Indenture dated as of January 1, 1995 between NationsBank Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (Registration No. 33-57533)
Exhibit 4.2	First Supplemental Indenture dated as of August 28, 1998, between NationsBank Corporation, NationsBank(DE) Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.8 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998
Exhibit 4.3	Second Supplemental Indenture dated as of January 25, 2007, between the Registrant, as successor to NationsBank Corporation, and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York
Exhibit 4.4	Agreement of Appointment and Acceptance dated as of December 29, 2006 between the Registrant and The Bank of New York Trust Company, N.A., incorporated herein by reference to Exhibit 4(aaa) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-6523) filed February 28, 2007
Exhibit 4.5	Form of Registered Subordinated Note
Exhibit 4.6	Registration Rights Agreement dated as of December 19, 2006 between the Registrant and Banc of America Securities LLC for the benefit of holders from time to time of the old notes
Exhibit 5.1	Opinion of Helms Mulliss & Wicker, PLLC, regarding legality of securities registered hereunder
Exhibit 12.1	Calculation of Ratios of Earnings to Fixed Charges, incorporated herein by reference to Exhibit 12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-6523) filed February 28, 2007
Exhibit 23.1	Consent of Helms Mulliss & Wicker, PLLC (included in Exhibit 5.1)
Exhibit 23.2	Consent of PricewaterhouseCoopers LLP
Exhibit 24.1	Power of Attorney
Exhibit 24.2	Certified Resolutions
Exhibit 25.1	Statement of Eligibility of The Bank of New York Trust Company, N.A., on Form T-1 for 5.42% Subordinated Notes due 2017
Exhibit 25.2	Statement of Eligibility of The Bank of New York Trust Company, N.A., on Form T-1 for 5.49% Subordinated Notes due 2019
Exhibit 99.1	Form of Letter of Transmittal
Exhibit 99.2	Form of Notice of Guaranteed Delivery
Exhibit 99.3	Form of Letter to Brokers, etc.
Exhibit 99.4	Form of Instructions to Registered Holder from Beneficial Holder
Exhibit 99.5	Form of Letter to Clients

Item 22.  Undertakings.

We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment for expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

We hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on March 16, 2007.

BANK OF AMERICA CORPORATION

By:	*
Kenneth D. Lewis
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth D. Lewis	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2007

* Joe L. Price	Chief Financial Officer (Principal Financial Officer)	March 16, 2007

* Neil A. Cotty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 16, 2007

* William Barnet, III	Director	March 16, 2007

Frank P. Bramble, Sr.	Director	, 2007

* John T. Collins	Director	March 16, 2007

* Gary L. Countryman	Director	March 16, 2007

* Tommy R. Franks	Director	March 16, 2007

* Paul Fulton	Director	March 16, 2007

* Charles K. Gifford	Director	March 16, 2007

* W. Steven Jones	Director	March 16, 2007

* Monica C. Lozano	Director	March 16, 2007

Signature	Title	Date

* Walter E. Massey	Director	March 16, 2007

* Thomas J. May	Director	March 16, 2007

* Patricia E. Mitchell	Director	March 16, 2007

* Thomas M. Ryan	Director	March 16, 2007

* O. Temple Sloan, Jr.	Director	March 16, 2007

* Meredith R. Spangler	Director	March 16, 2007

* Robert L. Tillman	Director	March 16, 2007

* Jackie M. Ward	Director	March 16, 2007

*By: /s/ Teresa M. Brenner Teresa M. Brenner Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Indenture dated as of January 1, 1995 between NationsBank Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (Registration No. 33-57533)
Exhibit 4.2	First Supplemental Indenture dated as of August 28, 1998, between NationsBank Corporation, NationsBank(DE) Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.8 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998
Exhibit 4.3	Second Supplemental Indenture dated as of January 25, 2007, between the Registrant, as successor to NationsBank Corporation, and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York
Exhibit 4.4	Agreement of Appointment and Acceptance dated as of December 29, 2006 between the Registrant and The Bank of New York Trust Company, N.A., incorporated herein by reference to Exhibit 4(aaa) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-6523) filed February 28, 2007
Exhibit 4.5	Form of Registered Subordinated Note
Exhibit 4.6	Registration Rights Agreement dated as of December 19, 2006 between the Registrant and Banc of America Securities LLC for the benefit of holders from time to time of the old notes
Exhibit 5.1	Opinion of Helms Mulliss & Wicker, PLLC, regarding legality of securities registered hereunder
Exhibit 12.1	Calculation of Ratios of Earnings to Fixed Charges, incorporated herein by reference to Exhibit 12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-6523) filed February 28, 2007
Exhibit 23.1	Consent of Helms Mulliss & Wicker, PLLC (included in Exhibit 5.1)
Exhibit 23.2	Consent of PricewaterhouseCoopers LLP
Exhibit 24.1	Power of Attorney
Exhibit 24.2	Certified Resolutions
Exhibit 25.1	Statement of Eligibility of The Bank of New York Trust Company, N.A., on Form T-1 for 5.42% Subordinated Notes due 2017
Exhibit 25.2	Statement of Eligibility of The Bank of New York Trust Company, N.A., on Form T-1 for 5.49% Subordinated Notes due 2019
Exhibit 99.1	Form of Letter of Transmittal
Exhibit 99.2	Form of Notice of Guaranteed Delivery
Exhibit 99.3	Form of Letter to Brokers, etc.
Exhibit 99.4	Form of Instructions to Registered Holder from Beneficial Holder
Exhibit 99.5	Form of Letter to Clients